Exhibit 10.2

Helix TCS, Inc.

SERIES B PREFERRED STOCK PURCHASE AGREEMENT

This Series B Preferred Stock Purchase Agreement (this “Agreement”) is made and entered into as of September 15, 2017, by and among (i) Helix TCS, Inc., a Delaware corporation (the “Company”), and (ii) RSF4, LLC, a Delaware limited liability company (the “Purchaser”).

Witnesseth

Whereas, the Company has authorized a series of preferred stock in its Series B Certificate of Designation (as defined below) designated as the “Series B Preferred Stock”, and on May 17, 2017, the Company, the Purchaser and Helix Opportunities, LLC entered into a series of transactions contemplated by that certain Series B Preferred Stock Purchase Agreement (the “May 2017 SPA”);

Whereas, the Company has authorized the sale and issuance of the value of the Company’s Series B Preferred Stock (the “Series B Preferred Shares”) which are to be sold at the Closing (as defined in Section 2.1);

Whereas, the Purchaser desires to purchase the Series B Preferred Shares on the terms and conditions set forth herein; and

Whereas, the Company desires to issue and sell the Series B Preferred Shares to the Purchaser on the terms and conditions set forth herein.

Agreement

Now, Therefore, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             AGREEMENT TO SELL AND PURCHASE

1.1       Authorization of Series B Preferred Shares. The Company has authorized the sale and issuance to the Purchaser of the Series B Preferred Shares. The Series B Preferred Shares have the rights, preferences, privileges and restrictions set forth in the Charter, including that certain Certificate of Designations, Preferences and Rights of Series B Preferred Stock in the form attached to the May 2017 SPA (the “Series B Certificate of Designation”).

1.2           Sale and Purchase. The Company hereby agrees to issue and sell to the Purchaser and, subject to and in reliance upon the representations, warranties, covenants, terms and conditions hereof, at the Closing, the Purchaser agrees to purchase, from the Company, 462,195 Series B Preferred Shares (the “Purchased Series B Shares”) in exchange for an aggregate cash payment equal to $150,000.00 (i.e., a per share price equal to $0.3245 (the “Per Share Purchase Price”)).

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2.            CLOSING, DELIVERY AND PAYMENT

2.1          Closing.

(a)       Closing. The sale and purchase of the Series B Preferred Shares shall occur on the date hereof (the “Closing”).

(b)       Rights to Purchase Pursuant to Subsequent Closing under May 2017 SPA. This purchase of Series B Preferred Shares shall be considered a Subsequent Closing as that term is defined in the Series B Preferred Stock Purchase Agreement consummated by the Parties on May 17, 2017 (the May Agreement”) and shall be counted against the Maximum Amount as that term is also defined in the May Agreement.

2.2         Use of Proceeds. The Company covenants and agrees to use the proceeds from the sale of the Series B Preferred Shares for working capital purposes.

2.3         Payment. The Purchaser shall pay for the Series B Preferred Shares by wire transfer in accordance with instructions provided by the Company in an amount equal to the Per Share Purchase Price multiplied by the number of the Series B Preferred Shares purchased.

2.4         Delivery. At the Closing, subject to the terms and conditions hereof and upon payment of the purchase price therefor, the Company will deliver to the Purchaser a certificate, duly signed by an authorized agent of the Company, representing the Purchased Series B Shares.

3.           REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth on a Schedule of Exceptions attached hereto (the “Schedule of Exceptions”), the Company, on behalf of itself and each member of the Company Group, hereby represents and warrants to the Purchaser as of the date of this Agreement as set forth below. For purposes of this Section 3, the phrase “to the Company’s knowledge” means the actual knowledge of the executive officers of the Company.

3.1         Organization, Good Standing and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority and any government consents and approvals to (i) own and operate its properties and assets, (ii) execute and deliver this Agreement, (iii) issue and sell the Series B Preferred Shares, (iv) carry out the provisions of this Agreement, the Series B Financing Agreements (as such term is defined in the May 2017 SPA) and the Charter and (v) carry on its business as presently conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the assets, liabilities, financial condition, prospects or operations of the Company. For the purposes of this Agreement, the Company’s original Certificate of Incorporation filed with the Secretary of the State of Delaware on March 13, 2014 (the “Original Certificate”), as (i) amended on May 6, 2014 (in order to correct a misspelling), (ii) further amended on May 6, 2014, (iii) amended on October 14, 2015, (iv) amended on December 28, 2015 pursuant to an amendment which included the Certificate of Designation of Rights and Privileges of Class A Preferred Convertible Super Majority Voting Stock (the “Original Series A Certificate of Designation”), and (v) further amended on May 15, 2017 pursuant to an amendment which included the Series B Certificate of Designation (the amendments described in the foregoing clauses (i)-(v), collectively, the “Charter Amendments”, and the Original Certificate and the Amendments are together, collectively referred to herein as the “Charter”.

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3.2          Capitalization; Voting Rights.

(a)       The authorized capital stock of the Company, immediately prior to the Closing consists of (i) 200,000,000 shares of common stock, par value $0.001 per share, 28,644,522 shares of which are issued and outstanding (the “Common Stock”), and (ii) 20,000,000 shares of Preferred Stock, par value $0.001 per share, (A) 1,000,000 of which are designated “Series A Preferred Stock” in the Charter, as may be amended from time to time in accordance with this Agreement (the “Series A Preferred Stock”), all of which are issued and outstanding immediately prior to the Closing; and (B) 13,000,000 of which are designated “Series B Preferred Stock”, 9,367,840 of which are issued and outstanding immediately prior to the Closing. Attached as Schedule 3.2(a) sets forth the capitalization of the Company immediately prior to the Closing.

(b)       Other than (i) rights to purchase additional shares of the Common Stock vested in those persons and entities and determined as described in Schedule 3.2(b) attached hereto, and (iii) except as may otherwise be granted pursuant to this Agreement, the May 2017 SPA and any agreement related thereto (collectively the “Series B Financing Agreements”) , there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or agreements of any kind, including agreements contingent on the occurrence of possible future events, for the purchase or acquisition from the Company of any of its securities.

(c)       The rights, preferences, privileges and restrictions applicable to the Series B Preferred Shares are as stated in the Series B Certificate of Designation. When issued in compliance with the provisions of this Agreement and the Charter, the Series B Preferred Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances other than liens and encumbrances created by Purchaser; provided, however, that the Series B Preferred Shares may be subject to restrictions on transfer under the Series B Financing Agreements, and state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

(d)       Except as set forth in Schedule 3.2(d) attached hereto, no stock plan, stock purchase, stock option or other agreement or understanding between the Company and any holder of any equity securities or rights to purchase equity securities provides for mandatory acceleration or other changes in the vesting provisions or other terms of such agreement or understanding as the result of (i) termination of employment (whether actual or constructive); (ii) any merger, consolidated sale of stock or assets, change in control or any other transaction(s) by the Company; (iii) the transactions contemplated hereby or (iv) the occurrence of any other event or combination of events.

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3.3          Authorization; Binding Obligations.

(a)       All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of this Agreement, the performance of all obligations of the Company hereunder at the Closing, the authorization, sale, issuance and delivery of the Series B Preferred Shares pursuant hereto.

(b)       This Agreement, when executed and delivered by the Company, will (assuming the due authorization, execution and delivery hereof by the Purchaser and other parties thereto) be legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, (b) general principles of equity that restrict the availability of equitable remedies, and (c) to the extent that the enforceability of the indemnification provisions in the Series B Financing Agreements may be limited by applicable laws.

3.4          No Insolvency. No insolvency proceeding of any character, including, without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, affecting the Company or any of its assets or properties, is pending or, to the Company's knowledge, threatened. Neither the Company, nor any of its subsidiaries (collectively, with the Company, the “Company Group”), has taken any action in contemplation of, or that would constitute the basis for, the institution of any such insolvency proceedings.

3.5         Litigation. Other than the two lawsuits by three former employees previously disclosed by the Company, there is no (a) action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against any member of the Company Group before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (b) arbitration proceeding relating to any member of the Company Group pending or (c) governmental inquiry pending or, to the Company’s knowledge, currently threatened against any member of the Company Group (including without limitation any inquiry as to the qualification of the Company to hold or receive any license or permit), nor is the Company aware that there is any basis for any of the foregoing.

3.6         Tax Returns and Payments. The Company has timely filed all tax returns and reports as required by federal, state and local law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due, except those contested by it in good faith. The provision for taxes of the Company as shown in the Financial Statements is adequate for taxes due or accrued as of the date thereof. The Company has elected pursuant to the Internal Revenue Code of 1986, as amended (the “Code”), to be treated as a corporation. During the past three (3) years, the Company has not had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. During the past three (3) years, none of the Company’s federal income tax returns and none of its state income or franchise tax or sales or use tax returns has ever been audited by governmental authorities. The Company has withheld or collected from each payment made to each of its employees the amount of all taxes, including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositaries.

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3.7          Disclosure. The Company has made available to the Purchaser all the information reasonably available to the Company and its subsidiaries that the Purchaser have requested for deciding whether to acquire the Purchased Series B Shares. No representation or warranty of the Company contained in this Agreement, as qualified by the Schedule of Exceptions, and no certificate or other information furnished or to be furnished to Purchaser at the Closing contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

4.           REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

Purchaser hereby represents and warrants to the Company as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):

4.1          Requisite Power and Authority. Such Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out its provisions. All action on such Purchaser’s part required for the lawful execution and delivery of this Agreement have been or will be effectively taken prior to the Closing. Upon its execution and delivery, this Agreement will be valid and binding obligations of such Purchaser, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

4.2         Investment Representations. Such Purchaser understands that none of the Purchased Series B Shares have been registered under the Securities Act. Such Purchaser also understands that the Series B Preferred Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon such Purchaser’s representations contained in the Agreement. Such Purchaser hereby represents and warrants as follows:

(a)       Purchaser Bears Economic Risk. Such Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Such Purchaser must bear the economic risk of this investment indefinitely unless the Purchased Series B Shares are registered pursuant to the Securities Act, or an exemption from registration is available. Such Purchaser understands that the Company has no present intention of registering the Purchased Series B Shares or any shares of the Common Stock. Such Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow such Purchaser to transfer all or any portion of the Purchased Series B Shares under the circumstances, in the amounts or at the times that such Purchaser might propose or desire.

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(b)       Acquisition for Own Account. Such Purchaser is acquiring the Purchased Series B Shares for such Purchaser’s own account for investment only, and not with a view to distribution, assignment or resale of the Purchased Series B Shares to others or to fractionalization of the Purchased Series B Shares in whole or in part, in each case, in violation of the Securities Act.

(c)       Purchaser Can Protect Its Interest. Such Purchaser represents that by reason of its, or of its management’s, business or financial experience, such Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement. Further, such Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

(d)       Accredited Investor. Such Purchaser represents and warrants that it is an “accredited investor” within the meaning of Rule 501 of Regulation D, as promulgated under the Securities Act. Purchaser represents and warrants that, to the best of such Purchaser’s knowledge (after due inquiry), each equity owner of such Purchaser is also an “accredited investor” within the meaning of Regulation D, as promulgated under the Securities Act.

(e)       Rule 144. Such Purchaser acknowledges and agrees that in addition to any requirements under state securities laws, the Series B Preferred Shares are “restricted securities” as defined in Rule 144 promulgated under the Securities Act as in effect from time to time (“Rule 144”) and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Such Purchaser has been advised or is aware of the provisions of Rule 144, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144, and the number of shares being sold during any three-month period not exceeding specified limitations. Such Purchaser has been further advised that the Company has no present intention of satisfying the current public information requirements of Rule 144, and as a result such Purchaser will be able to rely on Rule 144 only under the limited circumstances described in that rule.

(f)       Residence. Purchaser is a resident of the state of New York.

(g)       Foreign Investors. If such Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Code), such Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Purchased Series B Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Purchased Series B Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any government or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Purchased Series B Shares. Such Purchaser’s subscription and payment for and continued beneficial ownership of the Purchased Series B Shares will not violate any applicable securities or other laws of such Purchaser’s jurisdiction.

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(h)       No General Solicitation. To the knowledge of such Purchaser, the Series B Preferred Shares have not been offered to such Purchaser by any form of general solicitation or general advertising, including, without limitation, (A) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media, or broadcast over television or radio, or (B) any seminar or meeting whose attendees (including the Purchaser) have been invited by any general solicitation or general advertising.

4.3          Transfer Restrictions. Such Purchaser acknowledges and agrees that the Purchased Series B Shares are subject to restrictions on transfer as set forth in the Series B Financing Agreements.

4.4          Not a Bad Actor. Neither Purchaser nor any of its affiliates that could stand as beneficial owner of the Securities purchased hereunder, is subject to any of the “Bad Actor” disqualifications described in Securities Act Rule 506(d)(1) subsections (i) through (viii).

5.            MISCELLANEOUS.

5.1         Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware, without regard to its principles of conflicts of laws. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of Delaware located in Wilmington, Delaware and the United States District Court for the District of Delaware for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.  Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

5.2         Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Series B Preferred Shares from time to time.

5.3         Entire Agreement. This Agreement together with the Series Financing Agreements, subject to the waivers provided herein, the exhibits and schedules hereto and thereto, and the other documents delivered pursuant hereto and thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

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5.4         Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

5.5         Amendment and Waiver.

(a)       This Agreement may be amended or modified only upon the written consent of the Company and holders of at least a majority of the Series B Preferred Shares then outstanding (treated as if converted into which the Series B Preferred Shares have been converted that have not been sold to the public). Any such amendment or modification effected in accordance with this Section 5.5(a) shall be binding on all parties hereto, even if they do not execute such consent.

(b)       Subject to Section 5.5(c) below, any party hereto may waive compliance with any agreements, covenants or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

(c)       The obligations of the Company and the rights of the holders of the Series B Preferred Shares under the Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the holders of at least a majority of the Series B Preferred Shares then outstanding (treated as if converted into which the Series B Preferred Shares have been converted that have not been sold to the public). Any such waiver effected in accordance with this Section 5.5(c) shall be binding on all parties hereto, even if they do not execute such consent.

(d)       The Purchaser expressly waives and acknowledges the satisfaction of any and all terms and conditions contained in the Series B Financing Agreements as it relates to the Closing under this Agreement, including the terms and conditions set forth in Section 2.1 of the May 2017 SPA; provided that, for the avoidance of doubt, such waiver does not limit or impair Purchaser’s rights under Section 2.1(b) in a subsequently closing following the Closing.

5.6         Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, or the Charter, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on Purchaser’s part of any breach, default or noncompliance under this Agreement, or under the Charter or any waiver on such party’s part of any provisions or conditions of the Agreement or the Charter must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, the Charter, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

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5.7         Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

5.8         Expenses. The Company and the Purchaser shall each pay their own expenses in connection with the transactions contemplated by this Agreement; provided, however that the Company shall pay the reasonably documented fees and expenses of Purchaser in an amount not to exceed $10,000.

5.9         Attorneys’ Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

5.10       Titles and Subtitles. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

5.11       Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

5.12       Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile signatures or via .pdf signature.

Signatures on the Following Page

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This Series B Preferred Stock Purchase Agreement is hereby executed as of the date first above written.

The Company:

Helix TCS, Inc.

By:
Name: Zachary L. Venegas
Title: Chief Executive Officer

The Purchaser:

RSF4, LLC

By: Rose Capital Fund I GP, LLC, its Manager

By:
Name: Andrew Schweibold
Title: Principal

By:
Name: Jonathan Rosenthal
Title: Principal

Helix TCS, Inc. Series B Preferred Stock Purchase Agreement

Signature Page

Schedule 3.2(a)

Capitalization

See attached Capitalization Table

Schedule 3.2(b)

Purchase Rights

Paul Hodges	1,920,000 warrants @ $0.16 per share
Red Diamond, LLC	25,000 cashless warrants @ $1.00 per share
Red Diamond, LLC	150,000 cashless warrants @ $1.00 per share
Andrew Feldschreiber	231,098 warrants @ $0.3245 per share
Evan Schwartzberg	134,036 warrants @ $0.3245 per share
Mathew Van Alstyne	97,061 warrants @ $0.3245 per share
Former Security Grade Shareholders	414,854 warrants @ $0.001 per share

The convertible notes described in Schedule 3.2(a) above are incorporated herein by reference

Schedule 3.2(d)

Acceleration of Rights

Red Diamond Warrants

Former Security Grade Shareholders Warrants